SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report:

February 18, 2008

TRILLIANT EXPLORATION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-138332	20-0936313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 West Sahara Avenue, Suite 800, Las Vegas, NV 89102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 664-0078

PROJECT DEVELOPMENT PACIFIC, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 9, 2007, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Blackedge Strategic Capital and Consulting Ltd. (“Blackedge”) and filed a Current Report on Form 8K on November 9, 2008, reporting the Agreement.

On February 18, 2008, the Company Amended the Agreement (the “Amendment”).  Under the terms of the amendment, the previously agreed upon payment schedule was deleted, and the parties agreed to a new purchase price.  Upon completion of the transfer of all claims referenced in the Agreement, the Company will pay to Blackedge the full purchase price of 10,000,000 shares of common stock.  The terms requiring a cash payment were eliminated.  Claims are to be transferred on or before February 28, 2008.  No other terms of the Agreement were altered.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a)  Financial Statements

None

b)  Exhibits

10.1

Amendment to Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLIANT EXPLORATION CORP.

February 21 , 2008

/s/ Darryl Mills

Date

Darryl Mills, President